UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2016

RigNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35003	76-0677208
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1880 S. Dairy Ashford, Suite 300
Houston, Texas	77077-4760
(Address of principal executive offices)	(zip code)

(281) 674-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2016, the Board of Directors (the “Board”) of RigNet, Inc. (the “Company”) unanimously approved an increase in the size of the Board from eight to nine members effective immediately and upon the recommendation of the Corporate Governance and Nominating Committee, elected Steven E. Pickett, the Company’s recently appointed Chief Executive Officer and President, as a non-independent director effective immediately. As an executive officer of the Company, Mr. Picket is not presently eligible to receive any compensation for his services as a director of the Company. Mr. Pickett will serve as a director until his successor is elected and qualified or until her earlier resignation or removal. There is no arrangement or understanding between Mr. Pickett and any other person pursuant to which Mr. Pickett was appointed as a director of the Company; however, prior to his appointment to the Board, the Company had agreed to request and support the nomination of Mr. Pickett to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGNET, INC.

By:	/s/ William D. Sutton
William D. Sutton
Senior Vice President, General Counsel

Dated: June 2, 2016

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